SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
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         14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [X]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PORT FINANCIAL CORP.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                   [LOGO]
                                    PORT
                                  FINANCIAL
                                    CORP


                                                              March 28, 2001


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Port Financial Corp., the holding company for Cambridgeport Bank, which will be held on May 2, 2001 at 9:00 a.m., local time, at Port Financial's corporate headquarters, located at 1380 Soldiers Field Road, Brighton, MA 02135.

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Port Financial and Cambridgeport Bank and you will have an opportunity to ask questions.

      The Board of Directors of Port Financial has determined that an affirmative vote on each matter to be considered at the annual meeting is in the best interests of Port Financial and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Port Financial and Cambridgeport Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

                                         Sincerely yours,

                                         /s/ James B. Keegan
                                         James B. Keegan
                                         Chairman and Chief Executive Officer

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       Date:    Wednesday, May 2, 2001
                       Time:    9:00 a.m., local time
                       Place:   Main Office of Port Financial Corp.
                                1380 Soldiers Field Road
                                Brighton, MA  02135

At our 2001 annual meeting, we will ask you to:

1. To elect the following individuals to serve as a director for a term of office stated next to the individual nominee's name:

      Nominees               Term to Expire
      --------               --------------
      Samuel C. Fleming           2004
      Robert D. Happ              2004
      Jane L. Lundquist           2004
      Sandra J. Sucher            2004

2. Approval of Article IX of the Port Financial Corp. 2000 Stock Option Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control;

3. Approval of Article X of the Port Financial Corp. 2000 Recognition and Retention Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control; and

4. Transact any other business as may properly come before the annual meeting.

      You may vote at the annual meeting if you were a shareholder of Port Financial at the close of business on March 9, 2001, the record date.

                                       By Order of the Board of Directors,

                                       /s/ James B. Keegan
                                       James B. Keegan
                                       Chairman and Chief Executive Officer

Brighton, Massachusetts
March 28, 2001

============================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
============================================================================

                             GENERAL INFORMATION

GENERAL

      Port Financial is a Massachusetts-chartered stock holding company, which owns all the capital stock of Cambridgeport Bank. In April 2000, Port Financial converted from a Massachusetts-chartered mutual holding company, Cambridgeport Mutual Holding Company, to a Massachusetts-chartered stock holding company and changed its name to Port Financial Corp., and conducted an initial public offering of its common stock. As used in this proxy statement, "we", "us" and "our" refer to Port Financial and/or its subsidiaries, depending on the context. The term "annual meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 28, 2001 to all shareholders entitled to vote. If you owned common stock of Port Financial at the close of business on March 9, 2001, the record date, you are entitled to vote at the annual meeting. On the record date, there were 7,442,818 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Port Financial that you owned as of record at the close of business on March 9, 2001. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting.

VOTE REQUIRED

Proposal 1:                    The nominees for director who receive the
Election of                    most votes will be elected.  So, if you do not
Directors                      vote for a nominee, or you indicate "withhold
                               authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposals 2 & 3:               Approval of each proposal requires the
Approval of Article IX of      affirmative vote of a majority of the
the 2000 Stock Option Plan;    outstanding shares of our common stock.  So,
and Article X of the 2000      if you "abstain" from voting, it has the same
Recognition and Retention      effect as if you voted "against" these
Plan                           proposals.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote."

* Proposal 1: Election of Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposals 2 & 3: Approval of Article IX of the 2000 Stock Option Plan and Approval of Article X of the 2000 Recognition and Retention Plan. A broker non-vote will have the effect of a vote against these proposals.

CONFIDENTIAL VOTING POLICY

      Port Financial maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

      You may revoke your grant of proxy at any time before it is voted by:

      *     filing a written revocation of the proxy with our Clerk;

      *     submitting a signed proxy card bearing a later date;

      * attending and voting in person at the annual meeting, but you also must file a written revocation with the clerk of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Port Financial.

SOLICITATION OF PROXIES

      Port Financial will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Port Financial and Cambridgeport Bank may solicit proxies by mail, telephone and other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Our directors, officers and employees have been granted stock options and restricted stock awards under the Port Financial Corp. 2000 Stock Option Plan and the Port Financial Corp. 2000 Recognition and Retention Plan, respectively. Currently, the vesting of stock options and restricted stock awards may be accelerated only upon the death or disability of the participant. In certain cases, the stock options and restricted stock awards will be permitted to vest upon the retirement of such person or a change in control, as defined in the plans, of Port Financial if the amendments being presented for approval in Proposals 2 and 3 are approved by shareholders. As a result, certain of our directors, officers and employees have a personal interest in the outcome of the vote on Proposals 2 and 3.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like a copy of our Annual Report on Form 10-K and audited financials for the year ended December 31, 2000, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

      Jane L. Lundquist, Clerk
      Port Financial Corp.
      1380 Brighton Road
      Brighton, Massachusetts  02135

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF PORT FINANCIAL

      The following table sets forth, as of March 9, 2001, certain information as to common stock beneficially owned by persons owning in excess of 5% of the outstanding shares of our common stock. We know of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of our common stock as of March 9, 2001. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with Port Financial pursuant to the Securities Exchange Act of 1934, as amended and on information presented to management. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 9, 2001. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

                                                         Amount and
                                                          Nature of
                  Name and Address of                    Beneficial
Title of Class    Beneficial Owner                        Ownership    Percent
------------------------------------------------------------------------------

Common Stock,     The Baupost Group, L.L.C.
$.01 par value    44 Brattle Street, 5th Floor
                  Cambridge, Massachusetts 02138         710,000(1)       9.5%

Common Stock,     Port Financial Corp. Employee Stock
$.01 par value    Ownership Plan Trust
                  HSBC Bank USA
                  140 Broadway
                  New York, New York 10005               595,425(2)       7.9%

Common Stock,     Wallace R. Weitz & Company, and
$.01 par value    Wallace R. Weitz
                  1125 South 103rd Street, Suite 600
                  Omaha, Nebraska  68124-6008            545,000(3)       7.3%

Common Stock,     Wellington Management Company, LLP
$.01 par value    75 State Street
                  Boston, Massachusetts  02109           841,000(4)      11.2%

--------------------
<F1>  As reported by The Baupost Group, LLC in a Schedule 13G/A dated
      February 14, 2001, which reported sole voting power and sole investment power with respect to 710,000 shares as of December 31, 2000.

<F2>  The Port Financial Corp. Employee Stock Ownership Plan ("ESOP") is
      administered by the ESOP committee of Port Financial (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which HSBC Bank USA, serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Port Financial, initially placed these shares in a suspense account for future allocation to be allocated to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust in accordance with instructions received from the participants. As of March 9, 2001, 19,848 shares held by the ESOP Trust have been released for allocation. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, but otherwise has no disposition power. As a result, the ESOP has sole voting power over 575,577 shares and disposition power over 595,425 shares.

<F3>  As reported by Wallace R. Weitz & Company and Mr. Wallace R. Weitz, as
      President and Sole Owner of Wallace R. Weitz & Company in a Schedule 13G/A dated June 20, 2000. Wallace R. Weitz & Company reported sole voting and investment power with respect to 545,000 shares and shared voting and investment power with respect to 545,000 shares. Mr. Weitz reported shared voting and investment power with respect to 545,000 shares.

<F4>  Based on information reported by Wellington Management Company, LLP in a Schedule 13G/A dated February 13, 2001, which reported sharing voting power with respect to 214,800 shares and shared investment power with respect to 1,034,600 shares as of December 31, 2000 and subsequent information presented to the management of Port Financial Corp. The shares beneficially owned by Wellington Management Company, LLP include shares beneficially owned by First Financial Fund, Inc. as reported in a Schedule 13G/A dated February 12, 2001 which reported sole voting power with respect to 715,800 shares investment power with respect to 715,800 shares as December 31, 2000.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information about the shares of common stock beneficially owned by each director of Port Financial, by each named executive officer of Port Financial identified in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of Port Financial or Port Financial's wholly owned subsidiary, Cambridgeport Bank, as a group as of March 9, 2001. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

                                                                         Percent of
                                                   Amount and Nature    Common Stock,
                             Position with           of Beneficial      $.01 par value
Name                        Port Financial          Ownership(1)(2)      Outstanding
--------------------------------------------------------------------------------------

James B. Keegan             Chairman of the Board       95,000(3)             *
                            and Chief Executive
                            Officer

Jane L. Lundquist           Director, President and     51,295(4)             *
                            Clerk

Charles Jeffrey             Senior Vice President,      26,000(5)             *
                            Treasurer and Chief
                            Financial Officer

Paul R. Corcoran, Jr.       Director                    15,885                *
Daniel C. Crane, Esq.       Director                    17,445                *
Samuel C. Fleming           Director                    12,445                *
William Goldberg, Esq.      Director                    24,885                *
Thomas H. Niles             Director                    20,580                *
Robert D. Happ              Director                    27,445                *
Joseph F. O'Connor          Director                    17,445                *
Rudolph R. Russo            Director                    24,885                *
Sandra J. Sucher            Director                     2,060                *
Lawrence Weber              Director                     3,360                *
All directors and
 executive officers as a
 group (13 persons)(6)                                 934,155              12.55%
                                                       =======              =====

--------------------
*     Less than one percent

<F1>  See "Security Ownership of Certain Beneficial Owners and Management --
      Principal Shareholders of Port Financial" for a definition of "beneficial ownership."

<F2>  Includes restricted stock awards of 83,735 shares made to outside directors under the Port Financial Corp. 2000 Recognition and Retention Plan. Under the plan, Mr. Keegan, Ms. Lundquist and Mr. Jeffrey were also granted restricted stock awards of 70,000, 38,000 and 15,000 shares of common stock, respectively. Each recipient of a restricted share award has sole voting power but no investment power, except in limited circumstances, over the common stock covered by the award. The restricted stock awards will vest at the rate of 20% per year on each January 23rd following the date of grant, with the first installment to vest on January 23, 2002.

<F3>  Includes 14,700 shares held in Mr. Keegan's 401(k) plan.

<F4>  Includes 400 shares held by Ms. Lundquist as custodian for her minor children under the Uniform Transfer to Minors Act, and 2,395 shares held in Ms. Lundquist's 401(k) Plan.

<F5>  Amount reflects shares held in Mr. Jeffrey's individual retirement account.

<F6>  The amount of shares for all directors and executive officers as a group includes 595,425 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 2000, over which the ESOP Committee (consisting of Messrs. Keegan, Jeffrey, Robert Montgomery-Rice and Ms. Lundquist) may be deemed to have sole investment power, except in limited circumstances, thereby causing each committee member to be a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to the members of the ESOP Committee individually. As of March 9, 2001, no shares of Port Financial's common stock have been allocated to participants pursuant to Port Financial's Employee Stock Ownership Plan.

----------------------------------------------------------------------------

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

----------------------------------------------------------------------------

General

      Nominees               Term to Expire
      --------               --------------
      Samuel C. Fleming           2004
      Robert D. Happ              2004
      Jane L. Lundquist           2004
      Sandra J. Sucher            2004

      All four nominees are currently serving on Port Financial's Board of
Directors.   If you elect all the nominees listed above, they will hold office until the annual meeting in 2004 or until their successors have been elected and qualified.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

============================================================================
The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
============================================================================

Nominees and Continuing Directors

                                      Term     Position(s) Held with         Director
Nominees                  Age(1)    Expires        Port Financial            Since(2)
-------------------------------------------------------------------------------------

Samuel C. Fleming           60        2001            Director                 1993

Robert D. Happ              60        2001            Director                 1997

Jane L. Lundquist           47        2001            Director, President      1999
                                                      and Clerk

Sandra J. Sucher            53        2001            Director                 2000

Continuing Directors
--------------------

Paul R. Corcoran, Jr.       68        2002            Director                 1972

William Goldberg, Esq.      71        2002            Director                 1977

Joseph F. O'Connor          71        2002            Director                 1979

Lawrence Weber              45        2002            Director                 2000

Daniel C. Crane, Esq.       50        2003            Director                 1986

James B. Keegan             59        2003            Chairman and Chief       1983
                                                      Executive Officer

Rudolph R. Russo            73        2003            Director                 1977

Thomas H. Niles             60        2003            Director                 2000

--------------------
<F1>  At December 31, 2000.

<F2>  Includes terms served on the Board of Trustees of Cambridgeport Bank.

Biographical Information

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below.

Nominees

      Samuel C. Fleming has been the Board Chairman and Chief Executive Officer of Decision Resources, Inc., an international health care research and consulting company since 1990. From 1967 to 1990, Mr. Fleming held various positions at Arthur D. Little, Inc., most recently as Senior Vice President, Member of the Corporate Management Committee and Chairman of Arthur D. Little Decision Resources, which he founded in the mid-1970s. Mr. Fleming received a B.Ch.E. from Cornell University and an M.B.A. from Harvard Business School. He also serves as a director of CareGroup, Inc. and as a Trustee of Cornell University and the Standish Ayer & Wood Investment Trust.

      Robert D. Happ retired in 1994 from his position as Regional Managing Partner of the firm formerly known as KPMG Peat Marwick, a position he had held since 1985. He had also served as a director of NetOptix Corp. until its acquisition by Corning, Inc. in April of 2000.

      Jane L. Lundquist has been the President and Clerk of Port Financial since 2000 and the Executive Vice President of Cambridgeport Bank since 1996. Prior to holding these positions, she served as the Senior Vice President from 1987 to 1996. As Executive Vice President, she is the senior officer responsible for consumer banking, including mortgage lending, consumer lending, branch banking and telebanking. She also oversees the management of Human Resources, Marketing, Community Relations and Auditing (administrative reporting only). Prior to Port Financial and Cambridgeport Bank, Ms. Lundquist worked at Braxton Associates, a strategic management consulting firm, and at Arthur Andersen LLP. Ms. Lundquist holds a business degree from the University of North Carolina and an MBA from the University of Virginia.

      Sandra J. Sucher is a professor with the Harvard Business School's Technology and Operations Management department, a position she has held since 1998. Prior to that, she worked at Fidelity Investments as Vice President of Corporate Quality; Vice President of Retail Service Quality and Planning; and Vice President of Human Resources. Ms. Sucher also served in fashion retailing at Filene's for over 10 years in various capacities, including Vice President of Customer Service. Before that, she served as a director of Education and Research for The Sanctuary, Inc., a non-profit drug treatment, education, and research facility.

Continuing Directors

      Paul R. Corcoran, Jr. is the owner and the President of The Harvard Shop, Inc., a retail specialty store which sells college insignia merchandise. He has held the office of Clerk of Cambridgeport Bank since 1990.

      William Goldberg, Esq. has been an attorney with the Goldberg Law Office in Cambridge, Massachusetts since 1954.

      Joseph F. O'Connor is a Consultant to the Charles Stark Draper Laboratory, Inc., a nonprofit research company and Secretary of that corporation. He retired as Vice-President of Administration in 1994. He also serves as Chairman of the Board of the Delta Dental Corporation of Massachusetts, Inc., a nonprofit dental insurance company.

      Lawrence Weber has provided counsel to a variety of clients in applying technology to the practice of public relations for over 20 years. He is currently Chairman and Chief Executive Officer of Allied Communications Group, a division of the Interpublic Group of Companies, Inc., a marketing communications holding company. Mr. Weber has held this position since 1987, when his company, The Weber Group, a technology public relation firm, was purchased by The Interpublic Group of Companies, Inc. He also serves on the board of several organizations, including the Massachusetts Interactive Media Council where he is a founding member and Chairman of the Board, the Museum of Science in Boston, the Council on Competitiveness, and the Technology Review, a Massachusetts Institute of Technology magazine. Mr. Weber also serves on the Board of several Internet start-up companies.

      Daniel C. Crane, Esq. has served as Chief Bar Counsel for the Board of Bar Overseers of the Supreme Judicial Court of Massachusetts since September, 1999. Prior to this position, he was an attorney in private practice for over 20 years with the firm Finn & Crane. He has served on the boards of directors of a number of charitable and professional organizations, including service as President of the Massachusetts Bar Association.

      James B. Keegan has served as the Chairman of the Board and Chief Executive Officer of Port Financial since 2000 and President and Chief Executive Officer of Cambridgeport Bank since 1984. Prior to holding these positions, he was the Executive Vice President of Cambridgeport Bank for one year. Before joining Cambridgeport Bank, Mr. Keegan held positions in various financial institutions, including Rochester Savings Bank, First Pennsylvania Bank and New England Merchants National Bank. Mr. Keegan earned his undergraduate degree from Harvard College and his MBA from the Harvard Business School.

      Thomas H. Niles is a director and President of T.H. Niles Real Estate Group, Inc., positions he has held since 1998. Prior to that, for over 33 years, he served as the owner, a director and the President of The Niles Company, a commercial real estate services firm based in Boston, Massachusetts, which was sold in 1996.

      Rudolph R. Russo has 50 years of experience in all phases of real estate including brokering, appraising, investing, developing and consulting. He also served as Chairman of the Board of Assessors for the City of Cambridge from 1969 to 1982. He has been involved with Cambridgeport Bank since 1977.

Executive Officers Who are Not Directors

      Charles Jeffrey, age 53, has served as Senior Vice President, Chief Financial Officer and Treasurer of Port Financial since April of 2000 and with Cambridgeport Bank, since July of 1998. From 1994 to 1997, he served as President of the Massachusetts Division of Albank, FSB located in Ludlow, Massachusetts. His background also includes 15 years at Bank of America where he held positions in commercial lending, operations, and finance.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings and Committees of the Board of Directors

      Port Financial's Board of Directors currently consists of twelve members. The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Port Financial. Port Financial's executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 14 regular meetings and two special meetings during the fiscal year ended December 31, 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

Committees of the Board

      The Board of Directors of Port Financial have established the following committees:

EXECUTIVE       The Executive Committee exercises the powers of the
COMMITTEE       Board of Directors between board meetings.

                Directors Keegan, Corcoran, Fleming, Goldberg, Lundquist and Russo currently serve as members of the committee. Mr. Keegan is the Chairman of the committee. The Executive Committee met six times in the 2000 fiscal year.

COMPENSATION    The Compensation Committee provides advice and
COMMITTEE       recommendation to the Board of Directors in the areas of
                employee salaries and benefit programs.

                Directors Corcoran, Fleming, Happ, Keegan, Lundquist, and O'Connor currently serve on the committee. Mr. Corcoran is the Chairman of the committee. The Compensation Committee met eight times in the 2000 fiscal year. The non-employee members of the Compensation Committee administer our 2000 Stock Option Plan and the 2000 Recognition and Retention Plan.

CREDIT          The Credit Committee establishes Cambridgeport Bank's credit
COMMITTEE       polices and is responsible for review, ratification, and/or approval of loans, mortgages and commercial loans, that exceed certain threshold amounts. The credit committee also approves all loans which do not comply with policy guidelines. Directors Keegan, Lundquist, Niles and Russo currently serve on the committee. Mr. Keegan is the Chairman of the committee. The Credit Committee met 48 times in the 2000 fiscal year.

NOMINATING      The Nominating Committee recommends nominees for election as
COMMITTEE       directors and reviews if any shareholder nominations comply with the notice procedures set forth in Port Financial's
                Bylaws. Port Financial's Bylaws set forth a procedure for shareholders to nominate directors by notifying the Clerk of Port Financial in writing and meeting other requirements set forth in the Bylaws.

                Directors Crane, Fleming and Keegan currently serve on the committee. Mr. Crane is the Chairman of the committee. The Nominating Committee met once in January, 2001 to select the nominees for election as directors at the annual meeting.

AUDIT           The Audit Committee  reviews the annual audit prepared by
COMMITTEE       the independent accountants, recommends the appointment of accountants and review the work of the internal auditors.

                The Audit Committee consists of Messrs. Crane, Happ and O'Connor, with Mr. Crane serving as Chair. The Audit Committee met four times during 2000.

AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      During 2000, the Audit Committee of Port Financial's Board held four formal meetings. It also met periodically throughout the year to discuss matters consistent with its duties. The Audit Committee's membership was compromised of Directors Crane, Happ and O'Connor, with Mr. Crane serving as Chairman.

      Each member of Port Financial's Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. Port Financial's Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this proxy statement.

      Port Financial's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. The primary duties and responsibilities of Port Financial's Audit Committee are to: (1) serve as an independent and objective party to monitor Port Financial's financial reporting process and internal control systems; (2) review and appraise the audit efforts of Port Financial's independent auditors and internal audit department; (3) evaluate Port Financial's quarterly financial performance, as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

      Port Financial's Audit Committee has reviewed and discussed the audited financial statements of Port Financial for the fiscal year ended December 31, 2000 with Port Financial's management and Arthur Andersen LLP, Port Financial's independent auditors. Port Financial's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Arthur Andersen LLP.

       During the fiscal year ended December 31, 2000 Port Financial retained and paid Arthur Andersen LLP to provide audit and other services as follows:

            Audit Fees          $132,500
            All Other Fees      $209,279

      Port Financial's Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of Arthur Andersen LLP and considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, Port Financial's Audit Committee has recommended to the Board that Port Financial's audited financial statements be included in Port Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if she or he so desires. Port Financial's Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, and the Board concurred in such recommendation.

                                     Audit Committee of Port Financial Corp.

                                     Daniel C. Crane, Esq. (Chairman)
                                     Robert D. Happ
                                     Joseph F. O'Connor

Directors' Compensation

      Meetings and Fees. Currently, each non-employee director of Port Financial receives an annual retainer of $5,000 for serving on the board of directors of Port Financial Corp.; and $500 for each board meeting or committee meeting attended. Port Financial paid fees totaling $61,344 to its non-employee directors for the year ended December 31, 2000.

      Directors receive additional compensation for serving on the board of directors of Cambridgeport Bank. Only one board or committee meeting fee is paid to a director for any joint meeting of the boards of Port Financial and Cambridgeport Bank or any joint meeting of any committees of the boards.

      Directors' Emeritus Consultation Plan. Directors of Port Financial Corp. who retire from service on the board of Port Financial Corp. within four years from the conversion may elect to participate in the Directors' Emeritus Consultation Plan by agreeing to provide consulting services to
Port Financial Corp. for a period of 12 to 36 months.   A retiring director
who elects to provide consulting services will receive a fee of $1,000 per month and will be designated as a director emeritus. A director emeritus will provide agreed upon consulting services and may attend meetings of the board of Port Financial Corp., but will have no power or right to vote at such meetings.

EXECUTIVE COMPENSATION

      The report of Port Financial's Compensation Committee and performance graph included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the report and the graph are not to be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the 1934 Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for administering the compensation and benefits programs for Cambridgeport Bank's President and Chief Executive Officer and Port Financial's Chairman and Chief Executive Officer and all other executive officers. Compensation of the President and Chief Executive Officer of Cambridgeport Bank and Chairman and Chief Executive Officer of Port Financial and other executive officers for the fiscal year ended 2000 was paid by Cambridgeport Bank and Port Financial, respectively and determined by both Boards of Directors upon the recommendation of the Compensation Committee for Cambridgeport Bank and Port Financial.

      The committee reviews the compensation and benefits programs for all executive officers on an annual basis. Recommendations and rationale of Mr. Keegan's and Ms. Lundquist's positions with Cambridgeport Bank and Port Financial, respectively, are taken into consideration during such review. Mr. Keegan and Ms. Lundquist do not participate in the Committee's decisions regarding their own compensation review and recommendation. The non-employee members of the Compensation Committee serve on the Administrative Committee of the Compensation Committee. The Administrative Committee administers the 2000 Stock Option Plan and the 2000 Recognition and Retention Plan.

      The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of Port Financial's stockholders, and competitiveness with the external marketplace. To this end, Port Financial and Cambridgeport Bank have retained a nationally recognized compensation consulting firm to assist with the review and recommendation process. In order to determine competitive practices regarding compensation, a group of companies with similar size and business mix to that of Cambridgeport Bank and Port Financial was compiled. The committee reviewed the compensation practices of the peer group in order to develop recommendations for Cambridgeport Bank's and Port Financial's executive officers.

      Port Financial's and Cambridgeport Bank's compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with Port Financial's and Cambridgeport Bank's financial resources, that is appropriate to assure that retention of experienced management personnel, and align their financial interests with those of Port Financial's shareholders.

Base Salaries
-------------

      Salary levels recommended by the committee are intended to be competitive with salary levels of the companies in Cambridgeport Bank's and Port Financial's peer groups, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of Cambridgeport Bank and Port Financial.

Stock Options
-------------

      Port Financial has implemented the 2000 Stock Option Plan under which the executive officers and directors may be eligible to receive awards. The Compensation Committee has determined stock option grants based on the financial performance achieved by Cambridgeport Bank, and the level of long-term incentive awards made by the companies in the peer group. As of the fiscal year ended December 31, 2000, 658,750 options were granted to the eligible employees or directors.

Recognition and Retention Plan
------------------------------

      Port Financial has implemented the 2000 Recognition and Retention Plan under which the executive officers and directors are eligible to receive restricted stock awards. The Compensation Committee has determined restricted share awards based on the financial performance achieved by Cambridgeport Bank, and the level of long-term incentive awards made by the companies in the peer group. On October 18, 2000, 282,735 awards were granted to directors, officers and employees.

Chief Executive Officer
-----------------------

      The Compensation Committee recognizes the significant additional efforts required of the Chairman and Chief Executive Officer in bringing about Cambridgeport Bank's successful stock conversion and Port Financial's initial public offering.

      Based on the foregoing criteria discussed above, for fiscal year ended December 31, 2000, Mr. Keegan's base salary was $375,000 and he was awarded a bonus of $105,000. He was also eligible to participate in the 2000 Stock Option Plan and the 2000 Recognition and Retention Plan. During fiscal 2000, Mr. Keegan was awarded 139,000 options under the 2000 Stock Option Plan and 70,000 shares under the 2000 Recognition and Retention Plan.

                              Compensation Committee of Port Financial Corp.

                              Paul R. Corcoran (Chairman)
                              Samuel C. Fleming
                              Robert D. Happ
                              James B. Keegan
                              Jane L. Lundquist
                              Joseph F. O'Connor

        Compensation Committee Interlocks and Insider Participation.

      During the fiscal year ended December 31, 2000, the Compensation Committee consisted of Directors Corcoran, Fleming, Happ, Keegan, Lundquist and O'Connor with Mr. Corcoran serving as Chairman. Mr. Keegan and Ms. Lundquist are executive officers of Port Financial. During fiscal 2000, there were no interlocks between members of the compensation committee or executive officers of Port Financial and corporations with respect to which such persons are affiliated.

      Performance Graph.

      The following graph compares Port Financial's total cumulative shareholder return by an investor who invested $100.00 on April 11, 2000, the date following Port Financial's initial public offering, to December 31, 2000, to the total return by an investor who invested $100.00 in each of the Russell 2000 Index and the Nasdaq Bank Index for the same period.

                           4/11/00      12/31/00
                          ----------------------
Port Financial Corp.      $100.00        $176.88
Nasdaq Bank                100.00         126.41
Russell 2000               100.00          90.56

SUMMARY COMPENSATION TABLE

      The following table provides information about the compensation paid during the fiscal year ended December 31, 2000 to the Chief Executive Officer of Port Financial and Cambridgeport Bank and to the other most highly compensated executive officers of Port Financial and Cambridgeport Bank whose annual salary and bonus for 2000 was at least $100,000. We refer to these individuals as "named executive officers" in this proxy statement.

                         Summary Compensation Table

                                                                                            Long Term Compensation
                                                                                 ---------------------------------------------
                                                   Annual Compensation                   Awards                Payouts
                                            ----------------------------------   --------------------   ----------------------
                                                                     Other       Restricted
                                                                     Annual        Stock                  LTIP      All Other
      Name and Principal                                          Compensation     Awards     Options   Payouts   Compensation
Positions with Port Financial        Year   Salary($)   Bonus($)     ($)(a)        ($)(b)      (#)(c)     ($)        ($)(d)
------------------------------------------------------------------------------------------------------------------------------

James B. Keegan,
  Chairman of the Board and Chief
  Executive Officer                  2000    375,000    105,000        --        1,111,250    139,000      --        105,472
                                     1999    331,602    120,000        --               --         --      --          8,520

Jane L. Lundquist,
  Director, President  and Clerk     2000    220,000     62,000        --          603,250     80,000      --         21,844
                                     1999    216,009     90,000        --               --         --      --          6,940

Charles Jeffrey,
  Senior Vice President, Chief
  Financial Officer and
  Treasurer                          2000    150,000     42,500        --          238,125     44,000      --         21,241
                                     1999    139,669     40,000        --               --         --      --          2,130

--------------------
(a) We provide our executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. We believe that the aggregate value of these benefits for 2000 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him or her in the Summary Compensation Table.

(b) Pursuant to the 2000 Recognition and Retention Plan, Mr. Keegan, Ms. Lundquist and Mr. Jeffrey were granted 70,000, 38,000 and 15,000 shares of restricted stock, respectively, effective October 18, 2000. These awards vest in 20% increments on January 23rd of each year. The first installment will vest on January 23, 2002. Dividends attributed to such awards are distributed to participants from the custodial account holding shares under the the Recognition and Retention Plan. The dollar amount shown is based on the fair market value of a share of common stock on October 18, 2000, which was $15.875 per share. Accelerated vesting occurs in the case of death or disability, or if stockholders approve Proposal 3 (see "Proposal 3 -- Approval of Article X of the Port Financial Corp. 2000 Recognition and Retention Plan), retirement or a change in control. A portion of the restricted stock and option awards made to Mr. Keegan and Ms. Lundquist were made in complete substitution for performance units previously granted under the Port Financial long-term incentive plan.

(c) Represents shares of common stock as to which the named individual has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on October 18, 2000 pursuant to the Port Financial Corp. 2000 Stock Option Plan, and vest in 20% increments on January 20th of each year. The first installment will vest on January 20, 2002. A portion of the restricted stock and option awards made to Mr. Keegan and Ms. Lundquist were made in complete substitution for performance units previously granted under the Port Financial long-term incentive plan.

(d) Includes the following components: (1) employer matching contributions to the Cambridgeport Bank 401(k) plan during 2000 and 1999, respectively: Mr. Keegan, $5,100 and $3,754; Ms. Lundquist, $5,100 and $2,400; and Mr. Jeffrey, $5,100 and $882; (2) the premium cost for life insurance coverage provided by Cambridgeport Bank during 2000 and 1999, respectively: Mr. Keegan, $3,045 and $4,766; Ms. Lundquist, $847 and $2,488; and Mr. Jeffrey, $1,589 and $1,248; (3)
      payments made to the ESOP Restoration Plan during 2000: Mr. Keegan, $82,249, Ms. Lundquist, $9,479, and Mr. Jeffrey, $13,887; and (4)
      contributions made by Cambridgeport Bank to a supplemental benefit plan during 2000: Mr. Keegan, $15,078; Ms. Lundquist, $6,418; and Mr. Jeffrey, $665.

EMPLOYMENT AGREEMENTS

      Port Financial and Cambridgeport Bank jointly entered into employment agreements with Mr. Keegan to secure his services as President and Chief Executive Officer of Cambridgeport Bank and Chairman and Chief Executive Officer of Port Financial, Ms. Lundquist to secure her services as Executive Vice President of Cambridgeport Bank and President of Port Financial and Mr. Jeffrey to secure his services as Chief Financial Officer of Port Financial and Cambridgeport Bank. For purposes of Port Financial's obligations, the employment agreements have rolling three-year terms that began on November 1, 1999 in the case of

Mr. Keegan and Ms. Lundquist and a rolling two-year term beginning on November 1, 2000 in the case of Mr. Jeffrey, which by decision of the executive or joint decision of Port Financial and Cambridgeport Bank may be converted to a fixed three-year term in the case of Mr. Keegan and Ms. Lundquist or a fixed two-year term in the case of Mr. Jeffrey. For purposes of Cambridgeport Bank's obligations, the employment agreements have fixed terms of three years which began on November 1, 1999 for Mr. Keegan and Ms. Lundquist and a fixed term of two years beginning on November 1, 2000 for Mr. Jeffrey and may be renewed annually after a review of the executive's performance. These agreements provide for minimum annual salaries of $375,000, and $220,000 and $150,000, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination.

      Port Financial and Cambridgeport Bank may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, Port Financial and Cambridgeport Bank will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he or she had continued working for an additional three years in the case of Mr. Keegan and Ms. Lundquist and an additional two years in the case of Mr. Jeffrey. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over 25 miles in distance from Cambridgeport Bank's principal office and over 25 miles from the executive's principal residence; or other material breach of contract by Port Financial or Cambridgeport Bank which is not cured within 30 days. For 60 days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she had been discharged without cause. The employment agreements also provide uninsured death and disability benefits.

      If Port Financial or Cambridgeport Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, Cambridgeport Bank and Port Financial would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that he or she would have retained if there were no 20% excise tax. The effect of this provision is that Cambridgeport Bank and Port Financial, rather than the executive, bears the financial cost of the excise tax. Neither Port Financial nor Cambridgeport Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

BENEFIT PLANS

      Pension Plans. Mr. Keegan and Ms. Lundquist also are entitled to retirement benefits under the Cambridgeport Bank 1999 Nonqualified Pension Plan. Under this plan, each executive is entitled to a monthly retirement benefit equal to the greater of 25% of his or her highest monthly salary or 75% of his or her highest monthly salary, reduced by his or her monthly retirement benefit under the SBERA Pension Plan and his or her monthly social security benefit. Under the plan, the executive's highest monthly salary is equal to the executive's average annual base salary for the three calendar years out of the five calendar years prior to retirement in which the executive's base salary is the highest, divided by twelve.

      Until October 31, 2000, we maintained a tax-qualified defined benefit pension for substantially all of our salaried employees. In connection with a restructuring of our benefit programs following our initial public offering, we froze benefits under this plan and terminated it as of October 31, 2000. At October 31, 2000, the annual accrued benefits of Mr. Keegan, Ms. Lundquist and Mr. Jeffrey, expressed in the form of a single life annuity payable at age 65, were $48,624, $40,944 and $5,472, respectively. These benefits are not subject to an offset for Social Security benefits or any other benefit offset. When the plan's termination is complete, each participant, including our executive officers, will have the right to receive a commercial annuity contract to provide for the future payment of their benefits or an immediate lump sum payment in lieu of future benefits.
 The amount if any lump sum payment that may be made to Mr. Keegan, Ms. Lundquist or Mr. Jeffrey will depend on prevailing interest rates and mortality tables at the time of payment.

      401(k) Plan. Cambridgeport Bank has adopted the SBERA 401(k) Plan, a tax-qualified defined contribution plan, for substantially all employees of Cambridgeport Bank who have attained age 21 and completed at least one year of service. Eligible employees may contribute from 1% to 15% of annual compensation to the plan on a pre-tax basis each year, subject to limitations of the Internal Revenue Code. For 2000, the limit was $10,500.
 In 2000, Cambridgeport Bank made a matching contribution to the plan equal to 100% of the first three percent of a participant's annual compensation contributed to the plan on a pre-tax basis. This plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. One permitted investment is Port Financial's common stock.

      Officers' Deferred Compensation Plan. Cambridgeport Bank also maintains the Cambridgeport Bank Officers' Deferred Compensation Plan, a non-qualified plan, in order to provide restorative payments to executives whose employer matching contributions under the 401(k) Plan are limited by legal limitations applicable to tax-qualified plans. The Officers' Deferred Compensation Plan also offers eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers the taxation of such income.

      Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and have attained age 21. The plan has purchased 595,425 shares as of December 31, 2000.

      Port Financial has committed to lend this plan enough money to purchase 595,425 shares. Although contributions to this plan will be discretionary, Cambridgeport Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from Port Financial. The loan is for a term of 30 years and calls for level annual payments of principal and interest. The plan has pledged the shares it purchases as collateral for the loan and holds them in a suspense account.

      As of December 31, 2000, the plan has allocated 19,848 shares to participant accounts. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant's compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts. This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      ESOP Restoration Plan. Port Financial has also established the ESOP Restoration Plan of Port Financial in order to provide payments to executives who are prevented from receiving the full benefits contemplated by the Employee Stock Ownership Plan benefit formula. The payments consist of payments in lieu of shares that cannot be allocated to participants under the Employee Stock Ownership Plan due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the Employee Stock Ownership Plan loan, payments in lieu of the shares that would have been allocated if employment had continued through the full term of the loan.

      2000 Stock Option Plan. The 2000 Port Financial Stock Option Plan was adopted by our Board of Directors and approved by our shareholders at a special meeting held on October 18, 2000. Article IX of the 2000 Port Financial Stock Option Plan to allow for acceleration of vesting upon retirement of the option holder or a change in control of Port Financial, terms that are defined in the plans, is subject to the approval of our shareholders at this annual meeting. For information on this proposal, please see "Proposal 2."

      The following table summarizes the grants of options that were made to the named executive officers pursuant to the 2000 Stock Option Plan during fiscal 2000. The 2000 Stock Option Plan does not provide for the grant of stock appreciation rights.

                 Option/SAR Grants in Fiscal Year 2000 (1)
                              Individual Grants

                                                                                            Potential Realizable Value
                                                                                             At Assumed Annual Rates
                     Securities         Percent of                                               of Stock Price
                     Underlying        Options/SARs                                          Appreciation for Option
                    Options/SARs   Granted to Employees   Exercise or Base                            Term
                      Granted         in Fiscal Year           Price         Expiration     --------------------------
Name                    (#)                (%)             ($ Per Share)         Date          5% ($)        10% ($)
----------------------------------------------------------------------------------------------------------------------

James B. Keegan       139,000             30.4                 15.875          10/18/10      1,387,734      3,516,791
Jane L. Lundquist      80,000             17.5                 15.875          10/18/10        798,696      2,024,052
Charles Jeffrey        44,000              9.6                 15.875          10/18/10        439,283      1,113,229

--------------------
<F1>  All options were granted on October 18, 2000, the date of shareholder approval of the 2000 Stock Option Plan and vest at the rate of 20% per year beginning on January 20, 2002, with accelerated vesting in the case of death or disability, or if, shareholders approve Proposal 2 (see "Proposal 2 -- Approval of Article IX of the Port Financial Corp. 2000 Stock Option Plan), retirement of the option holder or change in control of Port Financial while in the service of Port Financial or Cambridgeport Bank.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 29, 2000, the last trading day of the 2000 fiscal year, which was $17.689 per share. The first installment of options will become exercisable on January 20, 2002.

                   2000 Fiscal Year End Option/SAR Values

                                                  Number of Securities          Value of Unexercised
                                                 Underlying Unexercised            In-the-Money
                       Shares        Value       Options/SARs at Fiscal        Options/SARs at Fiscal
                    Acquired on   Realized on          Year-end                      Year-end
                     Exercise      Exercise               (#)                           ($)
Name                    (#)           ($)       Exercisable/Unexercisable   Exercisable/Unexercisable (2)
---------------------------------------------------------------------------------------------------------

James B. Keegan         N/A           N/A                 0/139,000                  0/251,590
Jane L. Lundquist       N/A           N/A                 0/80,000                   0/144,800
Charles Jeffrey         N/A           N/A                 0/44,000                   0/79,640

-------------------
<F1>  All options were granted on October 18, 2000, and will vest at the rate of 20% per year beginning on January 20, 2002.

<F2>  The closing price per share of common stock on December 29, 2000, the last trading day before the fiscal year ended December 31, 2000, was $17.689, and all options have an exercise price of $15.875 per share, which equals a spread of $1.81 per share.

      2000 Recognition and Retention Plan. The 2000 Port Financial Recognition and Retention Plan was adopted by our Board of Directors and approved by our shareholders at a special meeting held on October 18, 2000.
 Article X of the 2000 Port Financial Recognition and Retention Plan to allow for acceleration of vesting upon retirement or change in control of Port Financial, terms which are defined in the plans, is subject to the approval of our shareholders at this annual meeting. For more information on this proposal, please see "Proposal 3."

LIMITATIONS ON FEDERAL TAX DEDUCTIONS FOR EXECUTIVE OFFICER COMPENSATION

      As a private entity, Cambridgeport Bank had been subject to federal tax rules which permitted it to claim a federal income tax deduction for a reasonable allowance for salaries or other compensation for personal services actually rendered. Because Cambridgeport Bank is now a subsidiary of a public company, federal tax laws may limit this deduction in future years to $1.0 million each tax year for each executive officer named in the summary compensation table in Port Financial's proxy statement for that year. This limit will not apply to non-taxable compensation under various broad-based retirement and fringe benefit plans, to compensation that is "qualified performance-based compensation" under applicable law or to compensation that is paid in satisfaction of commitments that arose before the conversion. Port Financial and Cambridgeport Bank expect that the compensation committee will take this deduction limitation into account with other relevant factors in establishing future compensation levels of their executive officers and in setting the terms of compensation programs. Currently, none of our executives officers receive annual compensation expected to exceed this limit. However, there is no assurance that all compensation paid to our executive officers will be deductible for federal income tax purposes. To the extent that compensation paid to any executive officer is not deductible, the net after-tax cost of providing the compensation will be higher and the net after-tax earnings of Port Financial and Cambridgeport Bank will be reduced.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Cambridgeport Bank does not make loans to its executive officers or employees. However, Cambridgeport Bank does make loans to its non-employee directors. These loans bear interest at the same rate as loans offered to non-director borrowers and have the same underwriting terms that apply to non-director borrowers. The outstanding principal balance of such loans to directors totaled $100,736, or 0.07%, of Port Financial's total equity at December 31, 2000.

      Pursuant to a lease agreement, Cambridgeport Bank leases office space for one of its branch offices from 1280 Massachusetts Avenue LP, a retail and office property, which is 40 percent owned by THN Cambridge LP. This entity is 90.845% beneficially owned by Mr. Thomas H. Niles, a director of
Port Financial and Cambridgeport Bank.   During the fiscal year ended
December 31, 2000, Cambridgeport Bank paid $168,567 to 1280 Massachusetts Avenue LP under the leasing agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Port Financial's directors and executive officers, and persons who own more than 10% of Port Financial's common stock, to report to the SEC their initial ownership of Port Financial's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and Port Financial is required to disclose in this proxy statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to Port Financial and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to Port Financial's executive officers and directors during fiscal 2000 were met except that Mr. Weber inadvertently failed to timely file a Form 5 to reflect stock options granted to him during the 2000 fiscal year. Mr. Weber reported this award on a Form 5 with the SEC on February 16, 2001.

----------------------------------------------------------------------------

                                 PROPOSAL 2

                       APPROVAL OF ARTICLE IX OF THE
                 PORT FINANCIAL CORP. 2000 STOCK OPTION PLAN

----------------------------------------------------------------------------

General Plan Information

      The shareholders of Port Financial approved the Port Financial Corp. 2000 Stock Option Plan, and the plan became effective on October 18, 2000. The purpose of the 2000 Stock Option Plan is to enable Port Financial to grant certain officers, employees and outside directors a right, known as an option, to purchase shares of the common stock of Port Financial at a stated price during a specified period or term. If the option is not exercised during its term, it will expire. The 2000 Stock Option Plan is not an employee pension or welfare benefit plan. As a result, the 2000 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

      Pursuant to regulations of the Massachusetts Division of Banks applicable management stock benefit plans established or implemented by a savings bank or its holding company within one year following the completion of a mutual to stock conversion, the 2000 Stock Option Plan contains certain restrictions and limitations, including among others, provisions requiring the vesting of options granted to occur no more rapidly than 20% per year beginning on the first anniversary of the date the stock option plan is approved by shareholders, with accelerated vesting only in cases of death or disability of an option holder.

      In accordance with the regulations of the Massachusetts Division of Banks, Article IX of the 2000 Stock Option Plan, which was included in the 2000 Stock Option Plan as approved by shareholders on October 18, 2000, but by its terms will become effective only if approved by the shareholders of Port Financial again at a meeting held after April 11, 2001, eliminates such restrictions and limitations. Article IX does not increase the number of shares reserved for issuance under the 2000 Stock Option Plan, decrease the price per share at which options were granted under the 2000 Stock Option Plan or alter the classes of individuals eligible to participate in the 2000 Stock Option Plan. In the event that Article IX is not approved by the shareholders at the annual meeting, Article IX will not take effect, but the 2000 Stock Option Plan will remain in effect.

      The principal provisions of the 2000 Stock Option Plan, including the provisions set forth in Article IX, are summarized below. The full text of
Article IX of the 2000 Stock Option Plan is set forth as Appendix B to this proxy statement and the summary of Article IX provided below is qualified in its entirety by such reference.

Purpose of the 2000 Stock Option Plan

      The 2000 Stock Option Plan is a long-term incentive compensation plan. Its purpose is to promote the growth and profitability of Port Financial by providing its key officers, employees and directors with an "equity stake" in Port Financial that will encourage them to achieve corporate goals and increase the value of Port Financial and its subsidiaries. The 2000 Stock Option Plan will also assist Port Financial in attracting and retaining officers, employees and directors of outstanding caliber and experience through future grants to be made from the 2000 Stock Option Plan's share reserve.

Description of the 2000 Stock Option Plan

      Administration. A committee of outside directors administers this plan. Its members are the members of the compensation committee of our Board of Directors who are "disinterested directors" under the federal tax and securities laws. In general, disinterested directors are directors who
(1) are not, and never were, executive officers or employees of Port Financial or Cambridgeport Bank; and (2) do not receive material compensation from Port Financial or Cambridgeport Bank except for service as a director. The administrative committee must have at least two members and has broad discretionary powers.

      Stock Subject to the 2000 Stock Option Plan. Port Financial has reserved 744,282 shares of common stock of Port Financial for issuance upon the exercise of options under the plan. Such shares may be authorized and unissued shares or shares previously issued that Port Financial has reacquired. Any shares subject to grants under the option plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall be available for new option grants. As of December 31, 2000, the aggregate fair market value of the shares reserved for issuance under the plan was $13,164,488 based on the latest closing sales price per share of common stock of $17.6875 on The Nasdaq Stock Market on December 29, 2000, the last trading day during the fiscal year ended December 31, 2000.

      Eligibility. An administrative committee of Port Financial selects the people who receive stock option grants. Any employee of Port Financial, Cambridgeport Bank or any affiliate approved by the Board of Directors may be selected to receive options. As of December 31, 2000, 74 employees have been selected by the committee as eligible to receive option grants, and 10 directors of Port Financial, Cambridgeport Bank or any affiliate approved by the Board of Directors who are not also employees or officers were selected by the committee to receive option grants.

      Terms and Conditions of Options Granted to Officers and Employees. The administrative committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

      * It may not grant options to purchase more than 186,070 shares to any one employee. In addition, it may not grant options to purchase more than 37,214 shares to any one non-employee director or options to purchase more than 223,284 shares of our common stock to all outside directors in the aggregate.
      * It may not grant a stock option with a purchase price that is less than the fair market value of a share of our common stock on the date it grants the stock option.
      * It may not grant a stock option with a term that is longer than ten years.
      * Unless we obtain stockholder approval for Article IX, it may not grant options that become exercisable more rapidly than at the rate of 20% per year measured from the date we receive shareholder approval for the plan, with acceleration permitted only in case of death or disability.

      The committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code and the plan.

      Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, common stock of Port Financial already owned by the option holder, shares to be acquired by the option holder upon exercise of the option, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, certain non-profit organizations, and on the death of the option holder.

      Mergers and Reorganizations; Adjustments for Stock Dividends. The number of shares available under the plan, the maximum limits on option grants to individual officers and directors and to non-employee directors in the aggregate, and the number of shares subject to outstanding options will be adjusted to reflect any merger, consolidation or business reorganization in which Port Financial is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Port Financial is not the surviving entity, outstanding options may be canceled upon 30 days' written notice to the option holder so long as the option holder receives payment determined by Port Financial's Board of Directors to be of a value equivalent to the value of the canceled options.

      Termination or Amendment of the 2000 Stock Option Plan. The 2000 Stock Option Plan is in effect for a ten-year period that began October 18, 2000, the date of shareholder approval, and will end on the tenth anniversary of this date. The Board of Directors may suspend or terminate the plan before then. It may also amend this plan at any time and in any respect. Any amendment that would change the class of eligible employees, increase the number of stock options that may be granted to any person or in total, or reduce the minimum option price must first be approved by our shareholders.

Purpose of Article IX of the 2000 Stock Option Plan

      Currently, the 2000 Stock Option Plan requires that options granted become exercisable no more rapidly than 20% per year beginning on the first anniversary date of shareholder approval, with accelerated vesting only upon death or disability of the option holder. Adoption of Article IX would permit accelerated vesting upon a change in control of Port Financial or the retirement of the option holder, as such terms are defined in the 2000 Stock Option Plan. Pursuant to Article IX, all options that are outstanding as of the date of a change in control of Port Financial, and as of the date of an option holder's retirement may automatically become fully vested and exercisable.

      The provisions of Article IX will not be applicable, and will be of no force or effect, unless and until the shareholders of Port Financial have approved such provisions by an affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after April 11, 2001.

Federal Income Tax Consequences

      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Port Financial and recipients of stock option grants under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

      Federal Tax Consequences for Option Recipients. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not result in income that may increase taxable income, but will create an item of adjustment that may affect liability for alternative minimum tax. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

      Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment under the plan's change of control provisions is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

      Federal Tax Consequences for Port Financial. When a non-qualified stock option is exercised, Port Financial may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment under the plan's change of control provisions is deductible as if it were the exercise of a non-qualified stock option. The Internal Revenue Code places an annual limit of $1.0 million each on the tax deduction which we may claim in any fiscal year for the compensation of our Chief Executive Officer and for the compensation of our four next most highly compensated executive officers whose salary and bonus for the fiscal year in question equals or exceeds $100,000. There is an exception to this limit for so-called "qualified performance-based compensation." We have designed this plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option.

      The preceding statements summarize the general principles of current federal income tax law applicable to options that may be granted under the plan. State and local tax consequences may also be significant.

============================================================================
The Board of Directors unanimously recommends a vote "For" the approval of
Article IX of the Port Financial Corp. 2000 Stock Option Plan.
============================================================================

----------------------------------------------------------------------------

                                 PROPOSAL 3

                        APPROVAL OF ARTICLE X OF THE
          PORT FINANCIAL CORP. 2000 RECOGNITION AND RETENTION PLAN

----------------------------------------------------------------------------

General Plan Information

      The shareholders of Port Financial approved the 2000 Recognition and Retention Plan, and the plan became effective on October 18, 2000. The 2000 Recognition and Retention Plan allows Port Financial to grant restricted stock awards to certain officers, employees and outside directors. A "restricted stock award" constitutes a right to receive a certain number of shares of common stock upon the award holder's satisfaction of certain requirements. As a general rule, if the award holder fails to fulfill the requirements contained in the restricted stock award, the award will not vest. Instead, the award will be forfeited and canceled. The 2000 Recognition and Retention Plan, like the 2000 Stock Option Plan, is not subject to Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

      Pursuant to regulations of the Massachusetts Division of Banks applicable to stock plans established or implemented within one year following the completion of a mutual to stock form of organization, the 2000 Recognition and Retention Plan contains certain restrictions and limitations, including among others, provisions requiring the vesting of awards granted to occur no more rapidly 20% per year beginning on the first anniversary of the date the 2000 Recognition and Retention Plan was approved by shareholders, with accelerated vesting only in the case of death or disability of an award holder.

      In accordance with regulations of the Massachusetts Division of Banks,
Article X of the 2000 Recognition and Recognition Plan, which was included in the 2000 Recognition and Retention Plan as approved by the shareholders on October 18, 2000, but by its terms will become effective only if approved by the shareholders of Port Financial again at a meeting held after April 11, 2001, eliminates such restrictions and limitations. Article X does not increase the number of shares reserved for issuance under 2000 Recognition and Retention Plan, decrease the price per share at which the Awards were granted under the 2000 Recognition and Retention Plan or alter the classes of individuals eligible to participate in the 2000 Recognition and Retention Plan. In the event that Article X is not approved by the shareholders at the annual meeting, Article X will not take effect, but 2000 Recognition and Retention Plan will remain in effect.

      The principal provisions of Article X are summarized below. The full text of Article X is set forth in Appendix C to this proxy statement, to which reference is made, and the summary of Article X provided below is qualified in its entirety by such reference.

Purpose of the 2000 Recognition and Retention Plan

      The 2000 Recognition and Retention Plan is also a long-term incentive compensation plan. Its purpose is to promote the growth and profitability of Port Financial by providing key personnel and directors with an incentive to achieve corporate objectives. Awards granted under the 2000 Recognition and Retention Plan are also used to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Port Financial. The 2000 Recognition and Retention Plan will also assist Port Financial in attracting and retaining top-notch officers, employees and directors through future awards to be made from the 2000 Recognition and Retention Plan's share reserve.

Description of the 2000 Recognition and Retention Plan

      Administration. A committee of outside directors administers this plan. This committee consists of members of the compensation committee of our Board of Directors who are "disinterested directors" under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Port Financial or Cambridgeport Bank; and (2) do not receive material compensation from Port Financial or Cambridgeport Bank except for service as a director. The administrative committee must have at least two members and has broad discretionary powers.

      Stock Subject to the 2000 Recognition and Retention Plan. Port Financial will establish a fund and will contribute certain amounts of money or property to be determined by the Board of Directors of Port Financial, in its discretion. No contributions by participants will be permitted. The funding agent will invest the assets of the fund primarily in the shares of our common stock that will be used to make restricted stock awards. It is currently anticipated that the fund will purchase common stock on the open market or in private transactions. The fund will not purchase previously authorized but unissued shares from Port Financial. The fund is not authorized to purchase more than 297,713 shares of common stock of Port Financial and cannot purchase more than this number. As of December 31, 2000, the aggregate fair market value of the shares to be purchased under this plan was $5,265,799 based on the closing sales price per share of common stock of $17.6875 on The Nasdaq Stock Market on December 29, 2000, the last trading day before the fiscal year ended December 31, 2000.

      Eligibility. An administrative committee of Port Financial selects the people who receive restricted stock awards under the plan. Any employee of Port Financial, Cambridgeport Bank or any affiliate approved by the Board of Directors may be selected to receive stock awards. As of December 31, 2000, 26 employees have been selected by the committee to receive stock awards, and 10 directors of Port Financial, Cambridgeport Bank or any affiliate approved by the Board of Directors who are not also employees or officers have been selected by the committee to receive stock awards.

      Terms and Conditions of Awards. The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals, up to a maximum of 297,713 shares. The administrative committee will determine at the time of the grant the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.
In setting terms and conditions, it must observe the following restrictions:

      * It may not grant restricted stock awards for more than 74,428 shares of our common stock to any one officer or employee, more than 14,885 shares of our common stock to any one non-employee director, or more than 89,313 shares to all non-employee directors in the aggregate.
      * It may not grant restricted stock awards that vest more rapidly than at the rate of 20% per year measured from the date we receive shareholder approval for the plan, with acceleration permitted only in cases of death or disability.
      * It may not grant restricted stock awards with an effective date that is before the date that we receive shareholder approval for the plan.

      As a general rule, shares of our common stock that are subject to a restricted stock award are held in a fund for the benefit of the award recipient until vested and, when vested, are transferred from the fund to the award recipient. While the shares are held in the fund, the award recipient receives dividends and exercises voting rights. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

      Mergers and Reorganizations. The number of shares available under the plan, the maximum limits on restricted stock awards to individual officers and directors and to non-employee directors in the aggregate, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Port Financial is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Port Financial is not the surviving entity, the funding agent will hold any money, stock, securities or other property received in the fund, and adjust any award by allocating such money, stock, securities or other property to the individual eligible for the award.

      Termination or Amendment of the 2000 Recognition and Retention Plan. The Board of Directors of Port Financial has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, but the plan may not be terminated while there are outstanding awards that may vest in the future. Upon the termination of the plan, the funding agent will make distributions from the fund as directed by the administrative committee and will return any remaining assets of the fund to Port Financial.

Purpose of Article X of the 2000 Recognition and Retention Plan

      Currently, the shares covered by an award will become vested in accordance with the terms of the award and, as soon as practicable following such vesting, the trustee will transfer the shares to the recipient. Currently, the 2000 Recognition and Retention Plan requires that awards granted will vest no more rapidly than 20% per year beginning on the first anniversary date of shareholder approval of the plan with accelerated vesting only upon death or disability. Adoption by shareholders of Article X would permit accelerated vesting upon a change in control of Port Financial or the retirement of an award holder, as such terms are defined in the 2000 Recognition and Retention Plan.

      The provisions of Article X will not be applicable, and will be of no force or effect, unless and until the shareholders of Port Financial have approved such provisions by an affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after April 11, 2001 approve the proposal.

Federal Income Tax Consequences

      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Port Financial and recipients of awards that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

      The stock awards under the plan do not result in federal income tax consequences to either Port Financial or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. Port Financial will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. Port Financial will be allowed to claim a deduction for compensation expense for this amount as well.

      Section 162(m) of the Internal Revenue Code limits Port Financial's deductions for compensation in excess of $1.0 million per year for the Chief Executive Officer and the four other most highly paid executives named in its proxy statement. Compensation amounts resulting from restricted stock awards will be subject to this deduction limitation if this amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. We expect that the Administrative Committee will take these deduction limits into account in setting the size and the terms and conditions of restricted stock awards. However, the Administrative Committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.

============================================================================
The Board of Directors unanimously recommends a vote "For" the approval of
Article X of the Port Financial Corp. 2000 Recognition and Retention Plan.
============================================================================

                           INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP served as independent public accountants for the purpose of auditing Port Financial's consolidated financial statements for the year ended December 31, 2000 and will continue to serve as Port Financial's independent accountants for the year ended December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the annual meeting to answer questions concerning the financial statements presented and will be permitted to make a statement at the meeting.

                           ADDITIONAL INFORMATION

Information About Shareholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2002 Annual Meeting of Shareholders, we must receive them on or before November 29, 2001 pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what shareholder proposals are
required to be in the proxy statement.   All  shareholder  proposals for
inclusion in Port Financial's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange
Act of 1934, as amended, and as with any shareholder proposal (regardless of whether it is included in Port Financial's proxy materials), Port Financial's Articles of Organization and Bylaws, and Massachusetts law.

      In addition, under Port Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

      * You must be a shareholder of record and have given timely notice in writing to the Clerk of Port Financial.
      * Your notice must contain specific information required in our Bylaws.

                                       By Order of the Board of Directors,

                                       /s/ Jane L. Lundquist
                                       Jane L. Lundquist
                                       Clerk

Brighton, Massachusetts
March 28, 2001

============================================================================
To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
============================================================================

                                                                   APPENDIX A

               AUDIT COMMITTEE CHARTER OF PORT FINANCIAL CORP.

Objective
---------

      The objective of an Audit Committee ("Committee") is to assist the Directors in fulfilling their fiduciary responsibilities. The Committee in this document refers to the Audit Committees of Port Financial Corp. and Cambridgeport Bank. Members of the Committee should evaluate both Port Financial Corp. and the Bank's compliance with laws, regulations, policies, plans, procedures, ethical standards and public responsibilities. The Committee should determine that Port Financial Corp. and the Bank have adequate administrative, operating and internal accounting controls. In addition, the Committee should seek to give assurance regarding the integrity of financial and other data based on Port Financial Corp. and Bank activities.

Responsibilities
----------------

The Committee is responsible for:

      * Selecting, evaluating, and replacing the independent auditor jointly with the Board of Directors.

      * Obtaining a formal written statement concerning the independence of the independent auditor.

      * Serving as the primary communication channel between the internal and external auditors and Board of Directors.

      * Approve the selection and participate in the compensation and performance evaluation of the internal auditor. Evaluations should be based on audit reports submitted and on discussions with management and the external auditors.

      * Reviewing and approving annual audit plans of the internal and external auditors and determining that no restrictions are imposed upon audit scope.

      * Assuring that the independent auditors have free access to the Committee, without the presence of management, to discuss the results of their audits. The independent auditor is ultimately accountable to the Committee and Board of Directors.

      * Quarterly consultation with the independent public accountant, review of the quarterly press release, and the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K, as appropriate.

      * Assessing the impact on the Bank and Port Financial Corp. of new accounting principles or policies, promulgated by the accounting profession or proposed by Bank and Port Financial Corp. personnel.

      * Reviewing published Bank and Port Financial Corp. financial statements and the annual report for accuracy, timeliness and appropriate disclosure.

      * Reviewing the adequacy and effectiveness of key accounting and financial policies.

      * Following-up on corrective actions taken to strengthen internal control.

      * Coordinating the investigation of conflicts of interest and unethical conduct.

      * Reviewing and approving the extent of non-audit services provided by the independent auditors.

      * Evaluating management's response to audit findings and reports of examinations conducted by external auditors and regulatory authorities.

      *     Monitoring the accomplishments of audit goals and objectives.

      * Ascertaining that appropriate policy and procedures manuals are in being, and in use.

      * Ascertaining the sufficiency of budget funds for the audit function.

      * Conducting an annual review of the Committee charter and recommending revision, as necessary.

The above responsibilities of the Committee will be discharged through review of audit reports and discussions with the internal and external auditor and Port Financial Corp. and Bank management.

Committee Membership
--------------------

      The Audit Committee shall consist of at least three "independent" Directors elected annually by the Board of Directors. An 'independent" Director is defined as an individual who (a) is not an officer or salaried employee of Port Financial Corp. or Cambridgeport Bank within the three years preceding service on the Committee, (b) is not an attorney who receives any fee or compensation from Port Financial Corp. or Cambridgeport Bank, (c) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his exercise of independent judgement as an Audit Committee member and (d) meets the Nasdaq Stock Market's definition of independent director. Additionally, Audit Committee members should have few or no ties to the company other than through their duties as Board members. In selecting the members of Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

      At least one member of the Audit Committee shall have accounting or financial management expertise. Each Committee member must be able to read and understand financial statements, including a balance sheet, income statement and cash flow statement, or become so able within a reasonable period after joining the Audit Committee. The Audit Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

      The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as Chairman of the Audit Committee.

Committee Meetings
------------------

      The Committee shall meet at least quarterly, including an executive session with the internal and external auditor and otherwise as needed. Written minutes should be prepared for each meeting.

                                                                   APPENDIX B

                 ARTICLE IX OF THE 2000 PORT FINANCIAL CORP.
                             STOCK OPTION  PLAN

                                 ARTICLE IX
                                 ----------

        ADDITIONAL PROVISIONS SUBJECT TO FURTHER SHAREHOLDER APPROVAL
        -------------------------------------------------------------

      Section 9.1  Accelerated Vesting Upon Retirement or Change in Control.

      Notwithstanding anything in the Plan to the contrary, but subject to section 9.3: (a) in the event that any Eligible Employee terminates service as an Employee of all Employers, or in the event that an Eligible Director terminates service as a voting member of all Employers' boards of directors, and such termination constitutes a Retirement, all Options outstanding to such holder on the date of his Retirement shall, to the extent not already exercisable, become exercisable upon Retirement; and (b) in the event of a Change in Control, all Options outstanding under the Plan on the date of the Change in Control shall, to the extent not already exercisable, become exercisable on the date of the Change in Control.

      Section 9.2  Discretion to Establish Vesting Schedules

      Notwithstanding anything in the Plan to the contrary, but subject to section 9.3, section 5.5(b) shall apply in determining the exercisability of Options granted to Eligible Employees only if no different vesting schedule is established by the Committee and specified in the agreement evidencing an outstanding Option.

      Section 9.3  No Effect Prior to Shareholder Approval

      Notwithstanding anything contained in this Article IX to the contrary, the provisions of this Article IX shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after April 11, 2001.

                                                                   APPENDIX C

                 ARTICLE X OF THE 2000  PORT FINANCIAL CORP.
                       RECOGNITION AND RETENTION PLAN

                                  ARTICLE X
                                  ---------

        ADDITIONAL PROVISIONS SUBJECT TO FURTHER SHAREHOLDER APPROVAL
        -------------------------------------------------------------

      Section 10.1  Accelerated Vesting Upon Retirement or Change in Control.

      Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award: (a) in the event that any Eligible Employee terminates service as an Employee of all Employers, or in the event that an Eligible Director terminates service as a voting member of all Employers' boards of directors, and such termination constitutes a Retirement, all Awards outstanding to such holder on the date of his Retirement shall, to the extent not already vested, become vested upon Retirement; and (b) in the event of a Change of Control, all Awards outstanding under the Plan on the date of the Change of Control shall, to the extent not already vested, become vested on the date of the Change of Control.

      Section 10.2  Discretion to Establish Vesting Schedules

      Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, section 7.1 shall apply in determining the vesting of Awards only if no different vesting schedule is established by the Committee and specified in the Award Notice.

      Section 10.3  No Effect Prior to Stockholder Approval.

      Notwithstanding anything contained in this Article X to the contrary, the provisions of this Article X shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held on or after April 11, 2001.


Port Financial Corp.                                        REVOCABLE PROXY

                  This Proxy is solicited on behalf of the
                 Board of Directors of Port Financial Corp.
      for the Annual Meeting of Stockholders to be held on May 2, 2001.

      The undersigned stockholder of Port Financial Corp. hereby appoints Paul R. Corcoran, Jr. and Daniel C. Crane, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Port Financial Corp. held of record by the undersigned on March 9, 2001, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., Eastern Time, on May 2, 2001, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement, dated March 28, 2001 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Items 2 and 3.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


The Board of Directors unanimously       I Will Attend Annual Meeting.   [ ]
recommends a vote "FOR" all of the
nominees named in Item 1 and a vote      Please Mark Your Choice Like
"FOR" each of the proposals in Items     This in Blue or Black Ink.      [x]
2 and 3.

1.    Election of four directors for terms of three years each.
      Nominees: Samuel C. Fleming, Robert D. Happ, Jane L. Lundquist and Sandra J. Sucher.

            For      Against      Abstain
            [ ]         [ ]          [ ]

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

      _____________________________________

2.    Approval of Article IX of Port Financial Corp. 2000 Stock Option Plan.

            For      Against      Abstain
            [ ]         [ ]          [ ]

3. Approval of Article X of the Port Financial Corp. 2000 Recognition and Retention Plan.

            For      Against      Abstain
            [ ]         [ ]          [ ]

                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual
                                       Meeting of Stockholders and the Proxy
                                       Statement for the Annual Meeting
                                       dated March 28, 2001.

                                       ____________________________________

                                       ____________________________________
                                       Signature(s)

                                       Dated: _______________________, 2001

                                       Please sign exactly as your name
                                       appears on this proxy. Joint owners
                                       should each sign personally. If
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please include your full title.
                                       Corporate or partnership proxies
                                       should be signed by an authorized
                                       officer.